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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-13278, 33-27498, 33-45699, 33-58340, 33-50395, 33-51615, 33-
65301, 333-08549, 333-15089, 333-15089-01 through 04 and 333-32909, Form S-4
Nos. 333-22733, 333-22733-01 and 333-31061, and Form S-8 Nos. 2-67517, 2-97972,
33-20693, 33-21564, 33-41014, 33-52329, 33-54971, 333-12181, 333-19963, 333-
34371 and 333-31061) and in the related Prospectuses of Bankers Trust New York Corporation (the "Corporation") of our report dated January 23, 1997, except for
Note 28, as to which the date is March 6, 1997, with respect to the consolidated financial statements of Bankers Trust New York Corporation and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1996, prior to their restatement for the 1997 pooling-of-interests with Alex. Brown Incorporated as described in Note 1 to the supplemental consolidated financial statements.


                                        /s/ ERNST & YOUNG LLP

New York, New York
September 8, 1997